Exhibit 99.1

SUBSCRIPTION AGREEMENT

International Gold Corp.
885 Pyrford Road
West Vancouver, British Columbia
Canada V7S 2A2

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of INTERNATIONAL GOLD CORP. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Ms. Kathrine MacDonald solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. MacDonald.

MAKE CHECK PAYABLE TO: INTERNATIONAL GOLD CORP.

Executed this _____ day of ___________________, 2005.

________________________________	________________________________
Signature of Purchaser

________________________________
Address of Purchaser

________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: ________________

INTERNATIONAL GOLD CORP.

By:	________________________________

Title:	________________________________